As filed with the Securities and Exchange Commission on February 23, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUINIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	77-0487526
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

301 Velocity Way, Fifth Floor

Foster City, California 94404

(Address of Principal Executive Offices) (Zip Code)

EQUINIX, INC.

2000 Equity Incentive Plan

2000 Director Option Plan

2004 Employee Stock Purchase Plan

(Full title of the plans)

BRANDI GALVIN MORANDI, ESQ.

General Counsel and Secretary

EQUINIX, INC.

301 Velocity Way, Fifth Floor

Foster City, California 94404

(Name and address of agent for service)

(650) 513-7000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Options and Rights to Purchase Common Stock	2,908,915	N/A	N/A	N/A
Common Stock, $0.001 par value	2,908,915 shares	$94.98	$276,288,746.70	$19,699.39

(1)	This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Equity Incentive Plan, 2000 Director Option Plan and 2004 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Equinix, Inc.
(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Equinix, Inc. as reported on the NASDAQ Global Select Market on February 19, 2010.

PART II

Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference

Equinix, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):

(a)	The Registrant’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2009; and

(b)	The description of the Registrant’s outstanding Common Stock contained in the Registrant’s Registration Statement No. 000-31293 on Form 8-A filed with the SEC on August 9, 2000, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation’s board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the “Act”). The Registrant’s Amended and Restated Bylaws provide for mandatory indemnification of its directors and officers and those serving at the Registrant’s request as directors, officers, employees or agents of other organizations to the maximum extent permitted by the Delaware General Corporation Law. The Registrant’s Amended and Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty as directors to the Registrant and its stockholders. This provision in the Amended and Restated Certificate of Incorporation does not eliminate the directors’ fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into indemnification agreements with its officers and directors. The indemnification agreements provide the Registrant’s officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law. The Registrant maintains liability insurance for its directors and officers.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended to date. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K/A filed with the SEC on April 25, 2003 for the period ending December 31, 2002).

4.2	Amended and Restated Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on December 22, 2008).

5	Opinion and consent of Equinix, Inc. General Counsel.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Equinix, Inc. General Counsel is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-3 of this Registration Statement.

99.1	Equinix, Inc. 2000 Equity Incentive Plan, as amended. (Incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the period ending December 31, 2007).

99.2	Equinix, Inc. 2000 Director Option Plan, as amended. (Incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the period ending December 31, 2007).

99.3	Equinix, Inc. 2004 Employee Stock Purchase Plan, as amended.

Item 9.	Undertakings

A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2000 Equity Incentive Plan, 2000 Director Option Plan and 2004 Employee Stock Purchase Plan.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California on this 23rd day of February, 2010.

EQUINIX, INC.

By:	/s/ STEPHEN M. SMITH
Stephen M. Smith
Chief Executive Officer, President and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned officers and directors of Equinix, Inc., a Delaware corporation, do hereby constitute and appoint Stephen M. Smith and Keith D. Taylor, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ STEPHEN M. SMITH Stephen M. Smith	Chief Executive Officer, President and Director (Principal Executive Officer)	February 23, 2010

/s/ KEITH D. TAYLOR Keith D. Taylor	Chief Financial Officer (Principal Financial and Accounting Officer)	February 23, 2010

Signature	Title	Date

/s/ PETER F. VAN CAMP	Executive Chair	February 23, 2010
Peter F. Van Camp

/s/ STEVEN T. CLONTZ	Director	February 23, 2010
Steven T. Clontz

/s/ STEVEN P. ENG	Director	February 23, 2010
Steven P. Eng

/s/ SCOTT G. KRIENS	Director	February 23, 2010
Scott G. Kriens

/s/ GARY F. HROMADKO	Director	February 23, 2010
Gary F. Hromadko

/s/ IRVING F. LYONS, III	Director	February 23, 2010
Irving F. Lyons, III

/s/ CHRISTOPHER B. PAISLEY	Director	February 23, 2010
Christopher B. Paisley

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as amended to date. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K/A filed with the SEC on April 25, 2003 for the period ending December 31, 2002).

4.2	Amended and Restated Bylaws of the Registrant. (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the SEC on December 22, 2008).

5	Opinion and consent of Equinix, Inc. General Counsel.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Equinix, Inc. General Counsel is contained in Exhibit 5.

24	Power of Attorney. Reference is made to page II-3 of this Registration Statement.

99.1	Equinix, Inc. 2000 Equity Incentive Plan, as amended. (Incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the period ending December 31, 2007).

99.2	Equinix, Inc. 2000 Director Option Plan, as amended. (Incorporated by reference to Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the period ending December 31, 2007).

99.3	Equinix, Inc. 2004 Employee Stock Purchase Plan, as amended.